UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2016

UPLIFT NUTRITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52890	20-4669109
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Larbert Road

Southport, CT 06890

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  203-513-9822

500 W Hwy 316, Citra, FL 32113

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, the Board of Directors (the “Board”) of Uplift Nutrition, Inc. (the “Company”) appointed David M. Baum as a Director, Chief Financial Officer and Chief Operating Officer of the Company.

Below is biographical information regarding Mr. Baum.

Mr. Baum, been a senior executive with proven performance record. He has twenty years of experience in all aspects of Cable Television, Broadband and VOIP operations, including acquisitions, divestitures, acquired capital, strategic business development, budget development & performance to budget. Mr. Baum is also a leader who provides inspiration, clarity, focus and direction to team members, and a creative thinker that relies on proven process to drive results. Mr. Baum is the Founder and CEO of Defensive Drivers Discount since 2011, Founder and Managing Member of Kleen N Green Carwash from June 2010 to August 2011, Founder and CEO of Helicon Cable Holdings LLC from 2005 to 2009, consultant to Cable Marketing Group from 1999 to 2003, Chief Operating Officer other executive positions of Helicon Cable Communications from 1989 to 1999. Mr. Baum attended Boston University School of Engineering from 1980 to 1984.

As of the date of this filing, the Company has not entered into formal employment agreement with Mr. Baum.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2016	UPLIFT NUTRITION, INC.

	By:	/s/ Sean Martin
		Name:	Sean Martin
		Title:	Chief Executive Officer

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